Vanguard California Tax-Free Funds Proxy Voting Results

Results of Proxy Voting

At a special meeting of shareholders on November 15, 2017, fund shareholders approved the following proposals:


Proposal 1 - Elect Trustees for the fund.*
The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Ms.
Mulligan, Ms. Raskin, and Mr. Buckley (each of whom already serve as directors of The Vanguard Group, Inc.)
served as trustees to the funds prior to the shareholder meeting.


Trustee
For
Withheld
Percentage For
Mortimer J. Buckley
3,562,770,197
117,571,135
96.8%
Emerson U. Fullwood
3,561,406,193
118,935,139
96.8%
Amy Gutmann
3,559,417,933
120,923,399
96.7%
JoAnn Heffernan Heisen
3,563,097,811
117,243,521
96.8%
F. Joseph Loughrey
3,556,610,133
123,731,199
96.6%
Mark Loughridge
3,556,517,294
123,824,039
96.6%
Scott C. Malpass
3,560,845,111
119,496,221
96.8%
F. William McNabb III
3,555,205,767
125,135,565
96.6%
Deanna Mulligan
3,565,047,874
115,293,458
96.9%
Andre F. Perold
3,521,658,163
158,683,170
95.7%
Sarah Bloom Raskin
3,562,813,479
117,527,854
96.8%
Peter F. Volanakis
3,560,933,523
119,407,809
96.8%

*Results are for all funds within the same trust.


Proposal 2 ? Approve a manager of managers arrangement with third-party investment advisors.This arrangement enables the fund to enter into and materially amend investment advisory arrangements with third-party investment advisors, subject to the approval of the fund?s board of trustees and certain conditions imposed by the Securities and Exchange Commission, while avoiding the costs and delays associated with obtaining future shareholder approval.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
California Intermediate-Term
Tax-Exempt Fund
530,691,952
26,747,965
27,227,656
144,740,954
72.8%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
California Long-Term Tax-
Exempt Fund
166,517,572
9,833,051
11,322,990
39,362,829
73.3%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
California Municipal Money
Market Fund
2,123,826,966
163,699,772
114,631,517
321,738,109
78.0%


Proposal 3 ? Approve a manager of managers arrangement with wholly owned subsidiaries of Vanguard.This arrangement enables Vanguard or the fund to enter into and materially amend investment advisory arrangements with wholly-owned subsidiaries of Vanguard, subject to the approval of the fund?s board of trustees and any conditions imposed by the Securities and Exchange Commission (SEC), while avoiding the costs and delays associated with obtaining future shareholder approval.
The ability of the fund to operate in this manner is contingent upon the SEC?s approval of a pending application for an order of exemption.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
California Intermediate-Term
Tax-Exempt Fund
535,248,624
26,520,081
22,898,867
144,740,954
73.4%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
California Long-Term Tax-
Exempt Fund
169,414,115
9,278,069
8,981,430
39,362,829
74.6%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
California Municipal Money
Market Fund
2,145,644,484
159,899,346
96,614,425
321,738,109
78.8%